UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 24, 2010

AboveNet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23269	11-3168327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Hamilton Avenue
White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (914) 421-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the 2010 Annual Meeting of AboveNet, Inc. (the “Company”) held on June 24, 2010 (the “2010 Annual Meeting”), the stockholders considered:

•	the election of six directors for terms expiring at the Company’s 2011 Annual Meeting of Stockholders;

•	the ratification of the appointment of BDO Seidman, LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2010;

•	an amendment to the Company’s Amended and Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 30,000,000 to 200,000,000;

•	approval of the Company’s 2010 Employee Stock Purchase Plan; and

•	the ratification of the adoption of the Company’s Amended and Restated Rights Agreement.

For more information about the foregoing proposals, see the Company’s Definitive Proxy Statement for the 2010 Annual Meeting filed with the SEC on May 14, 2010, the relevant portions of which are incorporated herein by reference.  At the 2010 Annual Meeting, each of the director nominees was elected and the proposals to ratify the selection of BDO Seidman LLP, amend the certificate of incorporation, approve the 2010 Employee Stock Purchase Plan and ratify the Company’s Amended and Restated Rights Agreement were approved.  The voting results are set forth below:

Election of Directors*

Name of Nominee	For	Withheld	Broker Non-Votes
Jeffrey A. Brodsky	21,440,022	193,971	1,210,737
Michael J. Embler	21,508,428	125,565	1,210,737
William G. LaPerch	21,547,650	86,343	1,210,737
Richard Postma	21,518,544	115,449	1,210,737
Richard Shorten, Jr.	21,506,328	127,665	1,210,737
Stuart Subotnick	21,423,791	210,202	1,210,737

Ratification of BDO Seidman, LLP as the Company’s registered public accounting firm**

For	Against	Abstaining
22,791,395	52,358	975

Amendment to the Company’s Amended and Restated Certificate of Incorporation**

For	Against	Abstaining
17,452,950	5,430,669	3,387

Approval of the Company’s 2010 Employee Stock Purchase Plan

For	Against	Abstaining	Broker Non-Votes
21,233,486	441,472	1,313	1,210,737

Ratification of the Company’s Amended and Restated Rights Agreement.

For	Against	Abstaining	Broker Non-Votes
11,413,374	10,256,979	5,918	1,210,737
________________________
*  There were no abstentions.
** There were no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABOVENET, INC.

June 25, 2010	By:	/s/ Robert Sokota
Robert Sokota
Senior Vice President and General Counsel